UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 31, 2018

BEASLEY BROADCAST GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29253	65-0960915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Riviera Drive, Suite 200, Naples, Florida 34103

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (239) 263-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a)     On May 31, 2018, the Company held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”) in Naples, Florida.

(b)    At the Annual Meeting:

(1)	The stockholders voted to elect each of the nine nominees for director.

(2)	The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers.

(3)	The stockholders ratified the appointment of Crowe Horwath, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018.

Election of Directors

	For	Withheld	Broker Non-votes
By Holders of Class A Common Stock
Mark S. Fowler	5,707,719	459,912	695,067
Herbert W. McCord	5,985,754	181,877	695,067

By Holders of All Classes of Common Stock
Brian E. Beasley	171,993,759	801,302	695,067
Bruce G. Beasley	171,993,759	801,302	695,067
Caroline Beasley	172,046,925	748,136	695,067
George G. Beasley	171,992,556	802,505	695,067
Peter A. Bordes, Jr.	171,624,903	1,170,158	695,067
Michael J. Fiorile	172,702,185	92,876	695,067
Allen B. Shaw	171,975,710	819,351	695,067

Advisory Vote to Approve Named Executive Officer Compensation

For	Against	Abstain	Broker Non-votes
171,925,572	861,291	8,198	695,067

Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-votes
173,453,636	13,857	22,635	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEASLEY BROADCAST GROUP, INC.

Date: June 1, 2018	By:	/s/ Marie Tedesco
Marie Tedesco Chief Financial Officer